Exhibit 10.11

*** Text Omitted and Filed Separately with

the Securities and Exchange Commission

Confidential treatment requested Under

Rules 24b-2 and 406 of the Securities

Act of 1933, as Amended

SOFTWARE DEVELOPMENT AGREEMENT

THIS AGREEMENT is made this December 1, 2016 by and between Forex Development Corporation, a Delaware Corporation with offices at 115 W 18th St, New York, NY 10011 (the “Software Developer”), and Go Trading Technologies Ltd., a registered in Dominica, and located at Registered Address: C & H Towers, 3rd Floor, Crn. Marlborough & Great George Str., Roseau 00152, PO BOX 2320, Dominica (“GO TRADING”).

W I T N E S S E T H:

WHEREAS, Software Developer possesses certain technical expertise in the field of development of software for the forex and financial industry (the “Field”);

WHEREAS, GO TRADING desires to engage Software Developer in developing certain unique and proprietary software in Field (the “Software”) in accordance with the specifications to be provided for in Exhibit A attached hereto (the “Specifications”) and in accordance with the Time Schedule also identified in Exhibit A;

WHEREAS, Software Developer is willing and able to accept such engagement and develop such Software in accordance with the terms and conditions recited herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, each intending to be legally bound hereby, do promise and agree as follows:

1. RETENTION OF SOFTWARE DEVELOPER

A. GO TRADING hereby retains the services of Software Developer to develop the Software in accordance with the Specifications identified in Schedule “A” attached hereto.

B. Software Developer is an independent contractor and not an employee of GO TRADING. Unless otherwise expressly agreed to in writing, Software Developer shall not be entitled to or eligible for any benefits or programs otherwise given by GO TRADING to its employees.

2. TERM OF THE AGREEMENT

A. This Agreement and the provisions hereof, except as otherwise provided, shall be in full force and effect commencing on the date of execution by both Parties and shall be a month to month contract (the “Term”) unless sooner terminated in accordance with paragraph 10, below.

B. GO TRADING shall have the option of renewing the subject Agreement for an additional six-month period (the “Extended Term”) on the same terms and conditions as provided for herein by providing Software Developer written notice of its intention to renew this Agreement at least fifteen days prior to the expiration of the Term.

3. RESPONSIBILITIES OF SOFTWARE DEVELOPER

A. Software Developer agrees to deliver the Software in accordance with the Delivery Schedule provided for in Schedule A attached hereto. Software Developer’s failure to meet the dates provided for in this Schedule shall constitute a material breach of this Agreement.

B. Software Developer shall cause one of its managers to attend GO TRADING’s regularly scheduled, weekly meetings relating to the status of the Software project. Moreover, Software Developer shall provide GO TRADING with a written report each month on the status of the development of the Software.

4. COMPENSATION

A. GO TRADING shall compensate Software Developer for its efforts in accordance with the following schedule:

1. ***** & ***** ($*****) upon execution of this Agreement, which is an advanced deposit for the last month of the Agreement;

2. ***** & ***** ($*****) per month at the beginning of the month from thereon;

A. GO TRADING hereby agrees to reimburse Software Developer for its actual and reasonable out of- pocket expenses incurred in the performance of this Agreement that shall include, but not be limited to, travel and living expenses that had been previously approved by GO TRADING. Software Developer shall invoice GO TRADING monthly for such expenses and payment shall be made on a net 15-day basis by GO TRADING.

5. OWNERSHIP RIGHTS

A. It is understood and agreed that the Software is being developed by Software Developer for the sole and exclusive use of GO TRADING and that GO TRADING shall be deemed the sole and exclusive owner of all right, title, and interest therein, including all copyright and proprietary rights relating thereto. All work performed by Software Developer on Software and any supporting materials and documentation therefore shall be considered as “Works Made for Hire” (as such are defined under the U.S. Copyright Laws) and, as such, shall be owned by and for the benefit of GO TRADING.

B. GO TRADING has the right to use or not use the Software and to use, reproduce, re-use, alter, modify, edit, or change the Software as it sees fit and for any purpose.

C. In the event that it should be determined that any of such Software or supporting documentation does not qualify as a “Work Made for Hire,” Software Developer will and hereby does assign to GO TRADING for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all right, title, and interest that it may possess in such Software and the underlying materials and documentation including, but not limited to, all copyright and proprietary rights relating thereto. Upon request, Software Developer will take such steps as are reasonably necessary to enable GO TRADING to record such assignment at its own cost and expense.

D. Software Developer will sign, upon request, any documents needed to confirm that the Software or any portion thereof is a Work Made for Hire and to effectuate the assignment of its rights to GO TRADING.

E. Software Developer will assist GO TRADING and its agents, upon request, in preparing U.S. and foreign copyright, trademark, and/or patent applications covering Software. Software Developer will sign any such applications, upon request, and deliver them to GO TRADING. GO TRADING will bear all expenses that it causes to be incurred in connection with such copyright, trademark, and/or patent protection.

6. REPRESENTATIONS AND WARRANTIES

A. Software Developer represents and warrants that the Software is unique and original, is clear of any claims or encumbrances, and does not infringe upon the rights of any third parties.

B. Software Developer warrants that it is authorized to enter into this agreement and that its performance thereof will not conflict with any other agreement.

C. Software Developer warrants that for a period of six months following the Acceptance Date (the “Warranty Period”), Software will perform in accordance with the detailed design Specifications provided for in Schedule A. In the event that Software does not perform in accordance with such Specifications during such Warranty Period, Software Developer shall, at its expense and in an expeditious fashion, make all necessary changes and modifications to Software to correct such failure to perform.

D. Software Developer agrees that, for a period of three years following the conclusion of Warranty Period, it will maintain Software to the standards set forth herein, for a fee to be mutually agreed on between the parties on or before the Acceptance Date. Maintenance shall include debugging all errors in Software brought to the attention of Software Developer, if such errors can be fixed.

E. THE EXPRESS WARRANTIES SET FORTH IN THIS PARAGRAPH ARE THE ONLY WARRANTIES MADE, AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. CONFIDENTIALITY AND SECURITY

A. Confidential Information. “Confidential Information” means any confidential technical data, trade secret, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or “Proprietary”. If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within thirty ([30]) days of such disclosure.

B. Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement; (ii) is or become publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving party or any of its subsidiary; (v) is furnished to any third party by the disclosing party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing party; (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

C. Nondisclosure. Software Developer agrees that it will not disclose any Confidential Information to any third party and will not use the GO TRADING’s Confidential Information for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of three ([3]) years thereafter, without the prior written consent of the GO TRADING. Software Developer further agrees that Confidential Information shall remain the sole property of the GO TRADING and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the GO TRADING to Software Developer with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. Moreover, Software Developer understands the sensitive nature of Confidential Information and the underlying project. Accordingly, it hereby agrees that no employee of Software Developer shall work on GO TRADING’s software development project until GO TRADING has approved such employee.

D. Return of Confidential Information. Upon the request of the GO TRADING, Software Developer will promptly return all Confidential Information furnished hereunder and all copies thereof.

E. Remedy for Breach of Confidentiality. If Software Developer breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential information hereunder, the GO TRADING shall be entitled to equitable relief to protect its interest therein, including but not limited to, injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

8. INDEMNITY

Software Developer hereby agrees to defend, indemnify, and hold GO TRADING, its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against GO TRADING based on any breach by Software Developer of its representations and warranties under this Agreement, and for any claims made by any third party alleging that Software infringes its intellectual property rights.

9. INFRINGEMENTS

A. GO TRADING shall have the right, in its sole discretion, to prosecute lawsuits against third persons for infringement of its rights in Software. Any lawsuit shall be prosecuted solely at GO TRADING’s expense and all sums recovered shall be retained by GO TRADING.

B. Software Developer agrees to fully cooperate with GO TRADING in the prosecution of any such suit and GO TRADING shall reimburse Software Developer for any previously approved expenses that it might incur as a result of such cooperation.

10. TERMINATION

A. GO TRADING shall have the right to terminate this Agreement immediately in the event that Software Developer fails to meet any of the dates provided for in the attached Schedule A.

B. Either party may terminate this Agreement on thirty days’ written notice to the other party in the event of a breach of any material provision of this Agreement by the other party, provided that, during the thirty-day period, the breaching party fails to cure such breach or, should the breach not be curable within said thirty-day period, the breaching party has not initiated steps to cure such breach.

C. In the event that this Agreement is terminated as a result of a breach of this Agreement by Software Developer, GO TRADING shall have the right, in addition to any other claims that it might otherwise have against Software Developer, to complete Software either by itself or through the services of a third- party programmer and to charge back to Software Developer any costs incurred.

11. FORCE MAJEURE

Neither party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party’s reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

12. NOTICE AND PAYMENT

A. Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified, registered or Express mail, return receipt requested or by Federal Express.

B. Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

13. JURISDICTION/DISPUTES

This Agreement shall be governed in accordance with the laws of the State of Delaware. All disputes under this Agreement shall be resolved by litigation in the courts of the State of Delaware including the federal courts therein and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

14. AGREEMENT BINDING ON SUCCESSORS

The provisions of the Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, successors and assigns.

15. ASSIGNABILITY

Neither party may assign this Agreement or the rights and obligations thereunder to any third party without the prior express written approval of the other party which shall not be unreasonably withheld.

16. WAIVER

No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same of other provisions of this Agreement.

17. SEVERABILITY

If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

18. INTEGRATION

This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may conflict with this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

Go Trading Technologies Ltd.		Forex Development Corporation

	/s/Mladen Durovic		/s/ Mitchell Eaglstein
By:	Mladen Durovic	By:	Mitchell Eaglstein
Title:	CEO	Title:	CEO

Date: December 1, 2016		Date: December 1, 2016